UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2018
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01. REGULATION FD
As previously disclosed in the Prospectus filed with the Securities and Exchange Commission on October 12, 2018, in connection with its initial public offering, Livent Corporation ("Livent"), a subsidiary of FMC Corporation ("FMC", "us"), had granted the underwriters an option to purchase up to an aggregate of 3,000,000 additional shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount, for 30 days after the date of the Prospectus. On November 8, 2018, the underwriters exercised in full their option to purchase an additional 3,000,000 shares.

Livent sold an aggregate of 23,000,000 shares of its common stock with net proceeds to Livent of approximately $368 million, after deducting underwriting discounts and commissions and estimated offering expenses. As of November 13, 2018, Livent had 146,000,000 shares of its common stock outstanding. The closing of the sale of 20,000,000 shares was completed on October 15, 2018 and the closing of the sale of 3,000,000 shares pursuant to the full exercise by the underwriters of their option to purchase additional shares was completed on November 13, 2018. The net proceeds from the sales of the shares in the public offering, including the option shares, are to be distributed to us.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary
Date: November 13, 2018